UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 19, 2006
CELEBRATE EXPRESS, INC.
(Exact name of Registrant as specified in its charter)

Washington (State or other jurisdiction of incorporation)	000-50973 (Commission File Number)	91-1644428 (I.R.S. Employer Identification No.)
11220 – 120th Avenue NE
Kirkland, Washington 98033
(Address of principal executive offices and Zip Code)
Registrant’s telephone number, including area code: (425) 250-1061

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year
     On July 19, 2006, Celebrate Express, Inc. (the “Company”) amended Sections 3.9 and 11.1 of its Amended and Restated Bylaws (the “Bylaws”) effective immediately. Section 3.9 of the Bylaws was amended to provide that special meetings of the Board of Directors or any committee designated by the Board may be called by the Chief Executive Officer, the Chairperson of the Board (if one be elected and, if one is not elected, the lead independent director, if one be elected) or a majority of the directors, and in the case of a committee by the Chairperson of such committee (if one be elected), to be held at such place and such day and hour as specified by the person or persons calling the meeting. Section 11.1 of the Bylaws was amended to provide that no bylaw may be adopted, amended or repealed by the shareholders except by the vote of at least 66 2/3% of the voting power of the Company.
     The foregoing description of the amendments to the Company’s Bylaws is a summary and is qualified in its entirety by the copy of such amendments which are filed as Exhibit 3.1 attached hereto and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description
3.1	Amendments to Sections 3.9 and 11.1 of the Amended and Restated Bylaws of Celebrate Express, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 20, 2006	CELEBRATE EXPRESS, INC.
	By:	/s/ Darin L. White
Darin L. White
Vice President, Finance

EXHIBIT INDEX

Exhibit	Description

3.1	Amendments to Sections 3.9 and 11.1 of the Amended and Restated Bylaws of Celebrate Express, Inc.